Exhibit 99.1

Myers Industries Announces Second Quarter 2023 Results

Self-Help Initiatives Sustain Gross Margin Profile

Continuing to Invest in Growth and Capabilities, while Prudently Managing Costs

August 3, 2023, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE), a leading manufacturer of a wide range of polymer and metal products and distributor for the tire, wheel, and under-vehicle service industry, today announced results for the second quarter ended June 30, 2023.

Second Quarter 2023 Financial Highlights

•
Net sales of $208.5 million compared to $233.2 million in the prior year period
•
Gross margin of 32.8%, up 80 basis points versus the prior year period
•
GAAP net income per diluted share of $0.29 compared to $0.43 in the prior year period
•
Adjusted earnings per diluted share of $0.35 compared to $0.45 in the prior year period
•
Cash flow provided by operations was $22.9 million and free cash flow was $16.7 million

Myers Industries’ President and CEO Mike McGaugh said “I am pleased with our business’s ability to maintain gross margins and navigate a more complex operating environment during the second quarter while facing macro-economic and inflationary headwinds. Our self-help initiatives drove further margin expansion, allowing us to continue making capital investments in our plants and investments in our M&A and Commercial Excellence processes and capabilities. We are working to drive a more variable cost structure and we are well positioned to meet the demand when key markets recover. We also see strong demand for our agriculture and military products, and our e-commerce initiative has strong momentum. There are also very good dynamics for the tire market given the growth of electric vehicles, which bodes well for our Distribution segment, where we are refocusing our sales and sourcing structure, and integrating our Mohawk acquisition to enable us to better capture this market opportunity.

Recognizing softer demand in our RV and Marine end markets, we have taken meaningful cost reduction actions to mitigate bottom line impact. We adjusted operating costs to match production requirements and increased efficiencies, including deactivating one of our Roto Molding facilities. As we drive targeted cost containment initiatives in our businesses that serve the RV and Marine industries, we continue to evaluate consolidating opportunities and decreasing capacity where needed, while retaining an appropriate level of reserved capacity to activate when market conditions improve.

We are continuing to invest in our people and processes for future growth, while also working to better align our manufacturing and SG&A costs to match current market conditions. Given the current macro challenges, we have elected to lower our revenue guidance for the full year; however, due to our demonstrated ability to deliver operational improvements, price increases and self-help measures, we believe our earnings capability will be resilient and we are maintaining our adjusted EPS guidance.

We continue to maintain a strong balance sheet, supported by consistent free cash generation. We also continue to develop and evaluate a strong pipeline of potential acquisition opportunities, while exercising discipline in evaluating those opportunities, including walking away when the economics aren't right."

McGaugh concluded "We have the right strategy and the right team to continue to execute and further transform Myers into a high-growth, world class organization while delivering significant value to our stakeholders.”

Second Quarter 2023 Financial Summary

	Quarter Ended June 30,
(Dollars in thousands, except per share data)	2023	2022	% Inc (Dec)
Net sales	$208,453	$233,156	(10.6)%
Gross profit	$68,410	$74,716	(8.4)%
Gross margin	32.8%	32.0%
Operating income	$16,142	$22,617	(28.6)%
Net income	$10,605	$15,831	(33.0)%
Net income per diluted share	$0.29	$0.43	(32.6)%

Adjusted operating income	$19,027	$23,618	(19.4)%
Adjusted net income	$12,928	$16,581	(22.0)%
Adjusted earnings per diluted share	$0.35	$0.45	(22.2)%
Adjusted EBITDA	$24,704	$28,860	(14.4)%

Net sales were $208.5 million, a decrease of $24.7 million, or 10.6%, compared with $233.2 million for the second quarter of 2022. The decrease was the result of lower sales in the Material Handling segment, partially offset by higher sales in the Distribution segment largely from incremental sales of $9.3 million from the Mohawk Rubber acquisition. On an organic basis, the contribution from higher pricing in the Distribution segment was more than offset by lower volumes in both segments.

Gross profit decreased $6.3 million, or 8.4% to $68.4 million, as the contribution from lower raw material costs and the Mohawk Rubber acquisition was not enough to offset lower volumes. Gross margin expanded 80 basis points to 32.8% compared with 32.0% for the second quarter of 2022. Selling, general and administrative expenses were flat for the second quarter of 2023 compared to the same period last year. SG&A as a percentage of sales increased to 25.1%, compared with 22.4% in the same period last year. After removing the adjusting items, SG&A was down year over year by $1.7 million. SG&A also included $1.3 million of consulting expense that was used to increase and strengthen Myers capabilities as the company moves into the Horizon-2 strategy. Net income per diluted share was $0.29, compared with $0.43 for the second quarter of 2022. Adjusted earnings per diluted share were $0.35, compared with $0.45 for the second quarter of 2022.

Second Quarter 2023 Segment Results

(Dollar amounts in the segment tables below are reported in millions)

Material Handling

	Net Sales	Op Income	Op Income Margin	Adj EBITDA	Adj EBITDA Margin
Q2 2023 Results	$143.3	$24.8	17.3%	$29.9	20.8%
Q2 2022 Results	$173.1	$28.0	16.2%	$32.5	18.8%
$ Increase (decrease) vs prior year	($29.8)	($3.2)		($2.7)
% Increase (decrease) vs prior year	(17.2)%	(11.4)%	+110 bps	(8.2)%	+200 bps

Items in this table may not recalculate due to rounding

Net sales for the Material Handling segment were $143.3 million, a decrease of $29.8 million, or 17.2%, compared with $173.1 million for the second quarter of 2022. Net sales decreased in the vehicle, industrial and consumer end markets, led by reduced demand for RV and marine products, as well as being impacted by the timing of food & beverage sales. Operating income decreased 11.4% to $24.8 million, compared with $28.0 million in the second quarter of 2022. Operating income margin improved to 17.3% compared with 16.2% for the second quarter of 2022. Adjusted EBITDA margin improved by 200 basis points, primarily attributed to self-help initiatives, partially dampened by a decrease in sales volume. Adjusted EBITDA decreased 8.2% to $29.9 million, compared with $32.5 million in the second quarter of 2022. Lower sales volume and pricing more than offset lower raw material costs and a favorable mix. SG&A expenses were lower year-over-year, primarily due to a decrease in legal fees and lower salaries.

Distribution

	Net Sales	Op Income	Op Income Margin	Adj EBITDA	Adj EBITDA Margin
Q2 2023 Results	$65.2	$3.4	5.2%	$4.7	7.2%
Q2 2022 Results	$60.1	$4.3	7.1%	$4.9	8.1%
$ Increase (decrease) vs prior year	$5.1	($0.9)		($0.2)
% Increase (decrease) vs prior year	8.5%	(20.4)%	-190 bps	(3.7)%	-90 bps

Items in this table may not recalculate due to rounding

Net sales for the Distribution segment were $65.2 million, an increase of $5.1 million, or 8.5%, compared with $60.1 million for the second quarter of 2022. Excluding the incremental $9.3 million of net sales from the Mohawk Rubber acquisition, organic net sales decreased 6.9%. Operating income decreased $0.9 million to $3.4 million, compared with $4.3 million for the second quarter of 2022. Adjusted EBITDA decreased 3.7% to $4.7 million, compared with $4.9 million in the second quarter of 2022. The decrease in operating income and adjusted EBITDA was primarily due to an increase in product costs and higher SG&A expenses. The increase in SG&A expenses was primarily the result of the Mohawk Rubber acquisition and higher salaries. The Distribution segment's operating income margin was 5.2% compared with 7.1% for the second quarter of 2022. The Distribution segment’s adjusted EBITDA margin was 7.2%, compared with 8.1% for the second quarter of 2022. The Distribution Segment continues to integrate the Mohawk Rubber acquisition and is implementing pricing actions to counter cost inflation and improve margin.

Balance Sheet & Cash Flow

As of June 30, 2023, the Company’s cash on hand totaled $30.7 million. Total debt as of June 30, 2023 was $88.2 million.

For the second quarter of 2023, cash flow provided by operations was $22.9 million and free cash flow was $16.7 million, compared with cash flow provided by operations of $27.0 million and free cash flow of $21.1 million for the second quarter of 2022. The decrease in cash flow was driven primarily by lower earnings. Capital expenditures for the second quarter of 2023 were $6.1 million, compared with $5.9 million for the second quarter of 2022.

2023 Outlook

Based on current exchange rates, market outlook, and business forecast, the Company revised its outlook for fiscal 2023, and currently forecasts:

•
Net sales decline in the mid single digit range
•
Net income per diluted share in the range of $1.41 to $1.73
•
Maintain adjusted earnings per diluted share range of $1.55 to $1.85
•
Capital expenditures to be in the range of $25 to $30 million
•
Effective tax rate to approximate 25%

We will continue to monitor market conditions and provide updates as we progress throughout the year.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Tuesday, August 3, 2023, at 8:30 a.m. EDT. The call is anticipated to last less than one hour and may be accessed using the following online participation registration link: https://www.netroadshow.com/events/login?show=95bfe4bb&confId=52763. Upon registering, each participant will be provided with call details and a registrant ID. Reminders will also be sent to registered participants via email. Alternatively, the conference call will be available via a live webcast. To access the live webcast or a replay, visit the Company's website www.myersindustries.com and click on the Investor Relations tab. An archived replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (US Local) 1-929-458-6194 or (US Toll-Free) 1-866-813-9403.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted operating income (loss), adjusted operating income margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA margin, adjusted net income, adjusted earnings per diluted share (adjusted EPS), and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries, Inc. is a manufacturer of sustainable plastic and metal products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel, and under-vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including information regarding the Company’s financial outlook, future plans, objectives, business prospects and anticipated financial performance. Forward-looking statements can be identified by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” or variations of these words, or similar expressions. These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, these statements inherently involve a wide range of inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. The Company’s actual actions, results, and financial condition may differ materially from what is expressed or implied by the forward-looking statements.

Specific factors that could cause such a difference on our business, financial position, results of operations and/or liquidity include, without limitation, raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; impacts from the novel coronavirus (“COVID-19”) pandemic; and other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including without limitation, the risk factors disclosed in Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Given these factors, as well as other variables that may affect our operating results, readers should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, nor use historical trends to anticipate results or trends in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company expressly disclaims any obligation or intention to provide updates to the forward-looking statements and the estimates and assumptions associated with them.

Contact: Rich Pasela, Manager, Investor Relations and Treasury, 330-761-6284

M-INV

Source: Myers Industries, Inc.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net sales	$208,453	$233,156	$424,192	$458,642
Cost of sales	140,043	158,440	284,717	311,998
Gross profit	68,410	74,716	139,475	146,644
Selling, general and administrative expenses	52,351	52,320	104,432	100,310
(Gain) loss on disposal of fixed assets	(83)	(221)	(56)	(688)
Operating income (loss)	16,142	22,617	35,099	47,022
Interest expense, net	1,790	1,211	3,436	2,358
Income (loss) before income taxes	14,352	21,406	31,663	44,664
Income tax expense (benefit)	3,747	5,575	8,082	11,496
Net income (loss)	$10,605	$15,831	$23,581	$33,168
Net income (loss) per common share:
Basic	$0.29	$0.43	$0.64	$0.91
Diluted	$0.29	$0.43	$0.64	$0.91
Weighted average common shares outstanding:
Basic	36,761,916	36,397,547	36,663,345	36,338,907
Diluted	36,892,177	36,623,495	36,874,084	36,577,192

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	June 30, 2023	December 31, 2022
Assets
Current Assets
Cash	$30,692	$23,139
Accounts receivable, net	116,771	133,716
Inventories, net	98,238	93,351
Other current assets	10,919	7,001
Total Current Assets	256,620	257,207
Property, plant, & equipment, net	106,635	101,566
Right of use asset - operating leases	27,518	28,908
Deferred income taxes	129	129
Other assets	151,808	154,824
Total Assets	$542,710	$542,634
Liabilities & Shareholders' Equity
Current Liabilities
Accounts payable	$81,744	$73,536
Accrued expenses	50,349	57,531
Operating lease liability - short-term	5,691	6,177
Finance lease liability - short-term	534	518
Long-term debt - current portion	25,989	—
Total Current Liabilities	164,307	137,762
Long-term debt	52,986	93,962
Operating lease liability - long-term	21,982	22,786
Finance lease liability - long-term	8,645	8,919
Other liabilities	11,414	15,270
Deferred income taxes	8,954	7,508
Total Shareholders' Equity	274,422	256,427
Total Liabilities & Shareholders' Equity	$542,710	$542,634

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash Flows From Operating Activities
Net income	$10,605	$15,831	$23,581	$33,168
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation and amortization	5,677	5,241	11,295	10,441
Amortization of deferred financing costs	78	121	156	242
Non-cash stock-based compensation expense	2,488	2,133	4,392	3,860
Gain on disposal of fixed assets	(83)	(221)	(56)	(688)
Other	3,319	177	2,492	698
Cash flows provided by (used for) working capital
Accounts receivable	11,915	10,694	15,096	(21,200)
Inventories	4,048	(1,279)	(4,730)	(7,259)
Prepaid expenses and other current assets	(5,048)	(6,316)	(3,828)	(5,702)
Accounts payable and accrued expenses	(10,147)	626	240	20,739
Net cash provided by (used for) operating activities	22,852	27,007	48,638	34,299
Cash Flows From Investing Activities
Capital expenditures	(6,125)	(5,883)	(15,216)	(10,943)
Acquisition of business, net of cash acquired	—	(24,253)	(160)	(24,253)
Proceeds from sale of property, plant, and equipment	109	423	142	1,499
Net cash provided by (used for) investing activities	(6,016)	(29,713)	(15,234)	(33,697)
Cash Flows From Financing Activities
Net borrowings (repayments) from revolving credit facility	(9,800)	11,500	(15,000)	13,000
Payments on finance lease	(129)	(125)	(258)	(249)
Cash dividends paid	(5,022)	(4,995)	(10,296)	(9,934)
Proceeds from issuance of common stock	437	1,367	1,569	1,838
Shares withheld for employee taxes on equity awards	(34)	(3)	(2,033)	(347)
Net cash provided by (used for) financing activities	(14,548)	7,744	(26,018)	4,308
Foreign exchange rate effect on cash	163	(180)	167	(131)
Net increase (decrease) in cash	2,451	4,858	7,553	4,779
Beginning Cash	28,241	17,576	23,139	17,655
Ending Cash	$30,692	$22,434	$30,692	$22,434

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended June 30, 2023
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$143,295	$65,173	$208,468	$(15)	$208,453
Net income					10,605
Net income margin					5.1%

Gross profit					68,410
Add: Restructuring expenses and other adjustments					180
Adjusted gross profit					68,590
Gross margin as adjusted					32.9%

Operating income (loss)	24,828	3,398	28,226	(12,084)	16,142
Operating income margin	17.3%	5.2%	13.5%	n/a	7.7%
Add: Executive severance costs	—	410	410	289	699
Add: Restructuring expenses and other adjustments	275	—	275	—	275
Add: Acquisition and integration costs	—	111	111	—	111
Add: Environmental reserves, net(2)	—	—	—	1,800	1,800
Adjusted operating income (loss)(1)	25,103	3,919	29,022	(9,995)	19,027
Adjusted operating income margin	17.5%	6.0%	13.9%	n/a	9.1%

Add: Depreciation and amortization	4,755	790	5,545	132	5,677
Adjusted EBITDA	$29,858	$4,709	$34,567	$(9,863)	$24,704
Adjusted EBITDA margin	20.8%	7.2%	16.6%	n/a	11.9%

(1) Includes gross profit adjustments of $180 and SG&A adjustments of $2,705
(2) Includes environmental charges of $1,900 net of probable insurance recoveries of $100

	Quarter Ended June 30, 2022
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$173,090	$60,075	$233,165	$(9)	$233,156
Net income					15,831
Net income margin					6.8%

Gross profit					74,716
Add: Restructuring expenses and other adjustments					—
Adjusted gross profit					74,716
Gross margin as adjusted					32.0%

Operating income (loss)	28,034	4,269	32,303	(9,686)	22,617
Operating income margin	16.2%	7.1%	13.9%	n/a	9.7%
Add: Acquisition and integration costs	—	—	—	401	401
Add: Environmental reserves, net(2)	—	—	—	600	600
Adjusted operating income (loss)(1)	28,034	4,269	32,303	(8,685)	23,618
Adjusted operating income margin	16.2%	7.1%	13.9%	n/a	10.1%

Add: Depreciation and amortization	4,507	621	5,128	114	5,242
Adjusted EBITDA	$32,541	$4,890	$37,431	$(8,571)	$28,860
Adjusted EBITDA margin	18.8%	8.1%	16.1%	n/a	12.4%

(1) Includes SG&A adjustments of $1,001
(2) Includes environmental charges of $600 net of probable insurance recoveries of $0

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Six Months Ended June 30, 2023
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$295,857	$128,358	$424,215	$(23)	$424,192
Net income					23,581
Net income margin					5.6%

Gross profit					139,475
Add: Restructuring expenses and other adjustments					282
Adjusted gross profit					139,757
Gross margin as adjusted					32.9%

Operating income (loss)	50,179	5,635	55,814	(20,715)	35,099
Operating income margin	17.0%	4.4%	13.2%	n/a	8.3%
Add: Executive severance costs	—	410	410	289	699
Add: Restructuring expenses and other adjustments	696	179	875	10	885
Add: Acquisition and integration costs	—	220	220	126	346
Add: Environmental reserves, net(2)	—	—	—	2,300	2,300
Adjusted operating income (loss)(1)	50,875	6,444	57,319	(17,990)	39,329
Adjusted operating income margin	17.2%	5.0%	13.5%	n/a	9.3%
Add: Depreciation and amortization	9,354	1,663	11,017	278	11,295
Adjusted EBITDA	$60,229	$8,107	$68,336	$(17,712)	$50,624
Adjusted EBITDA margin	20.4%	6.3%	16.1%	n/a	11.9%

(1) Includes gross profit adjustments of $282 and SG&A adjustments of $3,948
(2) Includes environmental charges of $3,500 net of probable insurance recoveries of $1,200

	Six Months Ended June 30, 2022
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$349,726	$108,936	$458,662	$(20)	$458,642
Net income					33,168
Net income margin					7.2%

Gross profit					146,644
Add: Restructuring expenses and other adjustments					390
Adjusted gross profit					147,034
Gross margin as adjusted					32.1%

Operating income (loss)	59,254	7,570	66,824	(19,802)	47,022
Operating income margin	16.9%	6.9%	14.6%	n/a	10.3%
Add: Restructuring expenses and other adjustments	390	—	390	—	390
Add: Acquisition and integration costs	—	—	—	476	476
Add: Loss on sale of assets	261	—	261	—	261
Add: Environmental reserves, net(2)	—	—	—	1,300	1,300
Adjusted operating income (loss)(1)	59,905	7,570	67,475	(18,026)	49,449
Adjusted operating income margin	17.1%	6.9%	14.7%	n/a	10.8%
Add: Depreciation and amortization	9,023	1,179	10,202	239	10,441
Adjusted EBITDA	$68,928	$8,749	$77,677	$(17,787)	$59,890
Adjusted EBITDA margin	19.7%	8.0%	16.9%	n/a	13.1%

(1) Includes gross profit adjustments of $390 and SG&A adjustments of $2,037
(2) Includes environmental charges of $1,300 net of probable insurance recoveries of $0

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED OPERATING INCOME, ADJUSTED EBITDA AND FREE CASH FLOW (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Adjusted operating income (loss) reconciliation:
Operating income (loss)	$16,142	$22,617	$35,099	$47,022
Executive severance costs	699	—	699	—
Restructuring expenses and other adjustments	275	—	885	390
Acquisition and integration costs	111	401	346	476
Loss on sale of assets	—	—	—	261
Environmental reserves, net	1,800	600	2,300	1,300
Adjusted operating income (loss)	$19,027	$23,618	$39,329	$49,449

Adjusted EBITDA reconciliation:
Net income (loss)	$10,605	$15,831	$23,581	$33,168
Income tax expense (benefit)	3,747	5,575	8,082	11,496
Interest expense, net	1,790	1,211	3,436	2,358
Operating income (loss)	16,142	22,617	35,099	47,022
Depreciation and amortization	5,677	5,242	11,295	10,441
Executive severance costs	699	—	699	—
Restructuring expenses and other adjustments	275	—	885	390
Acquisition and integration costs	111	401	346	476
Loss on sale of assets	—	—	—	261
Environmental reserves, net	1,800	600	2,300	1,300
Adjusted EBITDA	$24,704	$28,860	$50,624	$59,890

Free cash flow reconciliation:
Net cash provided by (used for) operating activities	$22,852	$27,007	$48,638	$34,299
Capital expenditures	(6,125)	(5,883)	(15,216)	(10,943)
Free cash flow	$16,727	$21,124	$33,422	$23,356

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Adjusted net income (loss) reconciliation:
Net income (loss)	$10,605	$15,831	$23,581	$33,168
Income tax expense (benefit)	3,747	5,575	8,082	11,496
Income (loss) before income taxes	14,352	21,406	31,663	44,664
Executive severance costs	699	—	699	—
Restructuring expenses and other adjustments	275	—	885	390
Acquisition and integration costs	111	401	346	476
Loss on sale of assets	—	—	—	261
Environmental reserves, net	1,800	600	2,300	1,300
Adjusted income (loss) before income taxes	17,237	22,407	35,893	47,091
Income tax expense, as adjusted (1)	(4,309)	(5,826)	(8,973)	(12,244)
Adjusted net income (loss)	$12,928	$16,581	$26,920	$34,847

Adjusted earnings per diluted share reconciliation:
Net income (loss) per common diluted share	$0.29	$0.43	$0.64	$0.91
Executive severance costs	0.02	—	0.02	—
Restructuring expenses and other adjustments	0.00	—	0.02	0.01
Acquisition and integration costs	0.00	0.01	0.01	0.01
Loss on sale of assets	—	—	—	0.01
Environmental reserves, net	0.05	0.02	0.06	0.04
Adjusted effective income tax rate impact	(0.01)	(0.01)	(0.02)	(0.03)
Adjusted earnings per diluted share(2)	$0.35	$0.45	$0.73	$0.95

(1) Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2023 is 25% and in 2022 is 26%.
(2) Adjusted earnings per diluted share is calculated using the weighted average common shares outstanding for the respective period.

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GUIDANCE FOR FULL YEAR ADJUSTED EARNINGS PER DILUTED SHARE

(UNAUDITED)

	Full Year 2023 Guidance
	Low	High
GAAP diluted net income per common share	$1.41	$1.73
Add: Executive severance costs	0.02	0.02
Add: Net restructuring expenses and other adjustments	0.10	0.07
Add: Acquisition and integration costs	0.01	0.01
Add: Environmental reserves, net	0.06	0.06
Less: Adjusted effective income tax rate impact (1)	(0.05)	(0.04)
Adjusted earnings per diluted share (2)	$1.55	$1.85

(1) Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2023 is 25%.
(2) Adjusted earnings per diluted share is calculated using the weighted average common shares outstanding.